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                                 PROMISSORY NOTE

$1,845,066.30

                                                                Phoenix, Arizona
                                                               December 22, 1998


     FOR VALUE RECEIVED, the undersigned (hereinafter called "Maker") promises to pay to the order of (a) BP&A Holdings, Inc., an Arizona corporation, as Qualified Intermediary for Wagon Bow Ranch, L.L.C., an Arizona limited liability company, as to an undivided 63.83 1 % interest, (b) Swayze E. McCraine, Jr. and Katherine Gary McCraine, husband and wife, as community property, as to an undivided 18.908% interest, and (c) Richard D. Collison, Trustee of the Richard
D. Collison Revocable Trust dated May 7, 1991, as to an undivided 17.261% interest (collectively, "to Payee"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of ONE MILLION EIGHT HUNDRED FORTY-FIVETHOUSAND SIXTY-SIX AND 3 0/100 DOLLARS ($1,845,066.30), plus interest calculated on a daily basis (based on a 365-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided; principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

     (a)  Interest shall accrue at the rate of eight percent (8%) per annum.

     (b) An installment of principal in the amount of $320,000.00 (the "Principal Installment"), together with all accrued interest shall be due and payable on the 180th day after the date of this Note. Thereafter, Maker shall pay installments of accrued interest only on the outstanding principal balance of this Note on each six (6) month anniversary of the date of this Note until the entire principal balance, all accrued and unpaid interest, and all other amounts payable hereunder shall have been paid in full.

     (c) Notwithstanding anything herein to the contrary, the entire unpaid principal balance, all accrued and unpaid interest, and all other amounts payable hereunder shall be due and payable in full on the third (3 d) anniversary of the date of this Note.

     Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be
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paid by or on behalf of Maker, or any benefit received or to be received by the holder hereof, in connection with this Note.

and remains unpaid, then Maker shall pay a "late charge" equal to five percent (5%) of the amount of the payment required to be made. Such late charge shall thereupon become immediately due and payable and shall be in addition to all other rights and remedies available to the holder hereof

     All payments on this Note shall be applied first to the payment of any costs, fees, late charges or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

     This Note is executed pursuant to that Purchase Agreement dated December 22, 1998 between Maker and the Payee hereof (the "Purchase Agreement") and is secured by, among other things, a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith, executed by Maker, as trustor, in favor of the Payee, as beneficiary, encumbering property situate in Mohave County, Arizona (the "Deed of Trust"). The Deed of Trust and all other documents or instruments securing the indebtedness evidenced by this Note or executed or delivered in connection with the indebtedness evidenced by this Note are hereinafter called the "Security Documents." Maker and Payee hereby acknowledge that the Deed of Trust contains provisions permitting releases of portions of the real property subject to the Deed of Trust as hereinafter set forth:

     Maker shall be entitled to the release of the lien of the Deed of Trust from individual parcels comprising the Trust Property in accordance with the following terms and conditions:

     (a)  Each parcel to be released must contain no less than 40 acres;

     (b) Partial releases shall be contiguous to previous releases and shall be released only in accordance with an orderly release pattern. Unless otherwise agreed by the holder hereof, the order of releases shall be in accordance with the release pattern set forth in Schedule B to the Deed of Trust. Notwithstanding anything contained in the foregoing or in Schedule B of the Deed of Trust to the contrary, that portion of the Trust Property situated in Sections 21 and 34 of Township 18 North, Range 11 West shall not be released until the final release of property from the Deed of Trust.

     (c) A parcel may be released only upon payment to the holder hereof of a release payment equal to the number of acres to be released multiplied by $95.00. All release payments received by the holder hereof shall be app lie d against the installments of principal and interest due under the Note in the regular order of maturity. All principal payments which may be made under this Note for which no releases are made shall apply as a credit toward future release payments.

     (d) As part of its request for a release, Maker shall provide to the Trustee under the Deed of Trust and the holder hereof with a legal description and a certification of the number
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of acres included within the parcel to be released which is certified by an
Arizona-licensed surveyor or civil engineer.

     (e) The Maker shall pay all costs incurred in connection with the release of any portion of the Trust Property from the Deed of Trust.

     Maker shall have the option to prepay this Note, in full or in part, at any time without penalty. All prepayments shall be applied in the inverse order of maturity or, at the option of the holder, in the regular order of maturity.

     Time is of the essence of this Note. At the option of the holder hereof, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein if such failure continues for fifteen (15) days after notice thereof to Maker or upon the occurrence of any Event of Default as defined in any of the Security Documents.

     Maker shall pay all costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. All such costs and expenses shall be secured by the Deed of Trust and by all other Security Documents. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by the holder hereof

     Failure of the holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof

     Subject to the nonrecourse provisions hereinafter set forth, Maker, sureties, guarantors and endorsers hereof (a) agree to be Jointly and severally bound, (b) severally waive any homestead or exemption right against said debt,
(c) severally waive demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note, (d) consent that the holder hereof may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person primarily liable hereon, and such consent shall not alter nor diminish the liability of any person, and (e) severally waive any setoff right against said debt, including, without limitation, any such rights allegedly arising under the Security Documents.

     This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of the Payee hereof and any subsequent holders of this Note, and their successors and assigns.

     This Note shall be governed by and construed according to the laws of the State of Arizona.

     Except with respect to the Principal Installment, for which Maker shall be fully and personally liable, Maker's liability for the payment of the indebtedness or performance of the obligations evidenced by or created or arising under this Note or the Security Documents shall be
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limited to its interest in the property encumbered by the Security Documents. In addition, any judgment or decree in any action brought to enforce the obligation of Maker to pay such indebtedness or perform such obligations shall be enforceable against Maker only to the extent of its interest in the property encumbered by the Security Documents and any such judgment shall not be subject to execution on nor be a lien on assets of Maker other than its interest in such property.


     IN WITNESS WHEREOF, these presents are executed as of the date first written above.


                                        AMORTIBANC MANAGEMENT, L.L.C.
                                           a Texas Limited Liability Company

                                        By /s/ Jay N. Torok
                                          -------------------------------
                                        Name  Jay N. Torok
                                            -----------------------------
                                        Title  President
                                             ----------------------------

                                                                    MAKER